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                    AMENDMENT TO PURCHASE AND SALE AGREEMENT
                 Manhattan Towers, Manhattan Beach, California


     This Amendment to Purchase and Sale Agreement ("Agreement") is entered into this 29th day of August, 2000, by and among AMERICAN INDUSTRIAL PROPERTIES REIT, a Texas Real Estate Investment Trust ("Seller") and DIVCO WEST PROPERTIES, LLC, a Delaware limited liability company ("Purchaser").

                                   WITNESSETH:

     WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement executed on or about August 16, 2000 (the "Agreement"), pursuant to which Seller has agreed to sell and Purchaser has agreed to purchase a certain tract of real property commonly known as the "Manhattan Towers" located in Manhattan Beach, California; as more particularly described therein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. The definition of the "EFFECTIVE DATE" contained in Section 1.1.8 of the Agreement is hereby amended to be August 22, 2000.

2. The definition of the "INSPECTION PERIOD" contained in Section 1.1.13 of the Agreement is hereby amended to expire at 2:00 p.m., Dallas, Texas time, on the September 21, 2000.

3. The definition of the "CLOSING DATE" contained in Section 1.1.14 of the Agreement is hereby amended to be October 6, 2000.

4. The Agreement, as amended is hereby ratified and confirmed and shall remain in full force and effect.

EXECUTED as of the day year first above written.

                                   "SELLER"

                                   AMERICAN INDUSTRIAL PROPERTIES REIT,
                                   a Texas real estate investment trust

                                   By: /s/ TONY KOEIJMANS
                                       --------------------------------
                                   Name: Tony Koeijmans
                                         ------------------------------
                                   Title: Vice President
                                          -----------------------------


                                   "PURCHASER"

                                   Divco West Properties, LLC
                                   A Delaware limited liability company

                                   By: /s/ MICHAEL J. GEORGE
                                       --------------------------------
                                   Name: Michael J. George
                                         ------------------------------
                                   Title: Authorized Agent
                                          -----------------------------